EXHIBIT 10.1



                              LICENSE AGREEMENT


          THIS AGREEMENT made as of this 10th day of March, 1995, between CLEARSHIELD, INC., a Florida corporation ("LICENSOR") and CLEARSHIELD MANUFACTURING CORP., a Florida corporation
      ("LICENSEE").


                                WITNESSETH:

          WHEREAS:

          1.   LICENSOR owns the trademark and service mark
      "CLEARShield", and the logo attached hereto as Exhibit "A"
      (hereinafter collectively referred to as the "MARK"), and such MARK has been registered by LICENSOR in connection with a polycarbonate hurricane protection shutter;

          2. LICENSOR owns, or has made application for, a utility patent for the invention, entitled STORM SHUTTER ASSEMBLY (the "PATENT"); and

          3. LICENSEE desires to use the MARK and PATENT in connection with the manufacture and distribution of the polycarbonate hurricane protection shutter.

          NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. GRANT OF LICENSE. Upon the terms and conditions hereinafter set forth, LICENSOR hereby grants to LICENSEE a non-exclusive, non-transferable license to use the MARK in its trade name and the PATENT in conjunction with the Business of manufacturing, selling and installing the storm shutter assembly. LICENSEE is authorized to use the MARK and PATENT solely and only in connection with the Business and LICENSEE has no right to utilize the MARK or PATENT for any other purpose. This License is limited to use of the MARK and PATENT and does not extend to any other MARK or PATENT now or hereafter owned by LICENSOR.


          This License is limited to use of the MARK and PATENT by


        the LICENSEE for the State of Florida.

             In the event that the PATENT is not granted, this LICENSE shall be adjusted proportional to the values of the PATENT as of the date of signing of this agreement. Such reduced value will be a percentage reduction of the total fees paid of $350,000 in cash and stock. The adjusted price will be determined by a mutually agreed upon appraiser deemed to have experience in matters of patent valuation. Such valuation must be initiated within 60 days of notification of denial or limitation of the patent applied for. LICENSOR does not make any representations as to whether or not the PATENT will be granted.

             2. OWNERSHIP OF MARK AND/OR PATENT. LICENSEE acknowledges LICENSOR'S ownership of and exclusive rights in the MARK and PATENT and the great value of the goodwill associated with the MARK and PATENT. LICENSEE will do nothing inconsistent with the ownership of the MARK and PATENT by the LICENSOR and all uses of the MARK and PATENT by LICENSEE shall inure to the benefit of and be on behalf of the LICENSOR. In connection with the use of the MARK and PATENT, LICENSEE shall not in any manner represent that it has any ownership in the MARK or PATENT or any registration thereof. Nothing in this License shall give LICENSEE any right, title or interest in the MARK or PATENT other than the right to use the MARK or PATENT in accordance with this License. LICENSEE will not attack the title of LICENSOR to the MARK or PATENT or attack the validity of this License. Whenever licensee uses the MARK in advertising or any other manner, licensee shall clearly indicate the licensor's ownership of the MARK.

             This Agreement does not, and is not intended to, create any joint venture or agency relationship between the LICENSOR and LICENSEE. LICENSEE has no right to bind LICENSOR in any manner whatsoever to any agreement or undertaking. This Agreement is being entered into for the sole and limited purpose of granting LICENSEE a right to use the MARK or PATENT on the terms and conditions stated herein. LICENSOR is not and shall not be responsible for any acts or omissions of LICENSEE.

             3. CONSIDERATION AND METHOD OF PAYMENT. For and in consideration of LICENSOR granting to LICENSEE the right to use the MARK and PATENT pursuant to the terms and conditions contained herein, LICENSEE agrees to pay to LICENSOR the sum of Three Hundred Fifty Thousand ($350,000.00) Dollars as follows:

             (a) The sum of One Hundred Thousand ($100,000.00) Dollars shall be paid to LICENSOR within fifteen (15) days of execution of this Agreement and the notification of a majority vote of the




      LICENSOR'S shareholder's as to approval of this agreement in its entirety, less any sums spent on manufacture and research and development of the product and tooling, such schedule to be made a part of this agreement (Schedule A);

           (b) One Hundred Fifty Thousand ($150,000.00) Dollars, together with interest at the rate of eight (8%) percent per annum, shall be payable in twelve(12) monthly payments from date of execution of this Agreement and the notification of a majority vote of the LICENSOR'S Shareholder's as to approval of this agreement in its entirety, or the approval of the patent application whichever is later.

           (c) Additionally, LICENSEE agrees to issue to LICENSOR
      100,000 shares of common stock. Said stock to have all existing rights of current shareholders. Said stock to be issued within 15 days of execution of this agreement and the notification of a majority vote approval of the shareholders of the LICENSOR of this agreement in its entirety.

           4. QUALITY STANDARDS AND CONTROL. LICENSEE agrees that the nature and quality of all facilities, services and goods rendered by LICENSEE in connection with the MARK or PATENT shall,
      at all times, be first class and of superior standards.    In  no
      case shall such use fall below such standards.    In the event such
      services do fall below such standards, the LICENSOR may terminate this License in accordance with Paragraph 8 herein.

           LICENSEE shall comply with all applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the sale, distribution and advertising of goods or services covered by this License.

           5.   FORM OF USE.  LICENSEE shall use the MARK and PATENT
      only in a form and manner which meets with LICENSOR's express approval. LICENSEE shall maintain a file containing all materials of any type utilizing the MARK or PATENT for LICENSOR's inspection upon request and agrees to forego any use of the MARK or PATENT which LICENSOR deems objectionable. As to any proposed materials which have been approved, LICENSEE shall not depart therefrom in any material respect without LICENSOR's prior
      written consent.   LICENSEE's use of any such  materials containing
      the MARK or PATENT after notice that LICENSOR objects to such use shall entitle LICENSOR to terminate this Agreement pursuant to Paragraph 8 below. LICENS0R may withdraw its approval of any materials using the MARK or PATENT, for any reason, upon sixty
      (60) days prior written notice to LICENSEE. As to any materials for which approval is withdrawn LICENSEE shall make diligent efforts to remove all such materials from public view or circulation as quickly as possible and LICENSOR shall reimburse LICENSEE for LICENSEE's actual cost of such materials removed.

           6. INFRINGEMENT. LICENSEE agrees not to engage in any conduct which infringes the MARK or PATENT or constitutes unfair competition with the LICENSOR by means of the use of the MARK or PATENT. LICENSEE shall notify LICENSOR of any unauthorized use of the MARK or PATENT by others, as soon as it comes to LICENSEE's attention. LICENSOR shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the MARK or PATENT.

           7. TERM. This License shall continue in full force and effect for an initial period of twenty (20) years, from the effective date hereof, unless sooner terminated in accordance with the provisions hereof. At the end of the initial term, the License shall be automatically renewed for additional ten (10) Year terms unless either party, at least sixty (60) days prior to the end of any ten (10) year term gives written notice to the other party of termination of this License.

           8. DEFAULT. If either LICENSOR or LICENSEE shall fail to perform any of the terms or conditions of this agreement, and such failure or breach shall not be cured within thirty (30) days after giving written notice thereof, the other party shall have the right to terminate this AGREEMENT, without thereby waiving any rights and remedies at law or equity on account of such default.


           9. EFFECT OF TERMINATION. Upon termination of this agreement, all rights and privileges granted LICENSEE shall immediately terminate and LICENSEE agrees to immediately discontinue all uses of the MARK or PATENT and any words confusingly similar thereto, and delete the same from its corporate or business name. LICENSEE shall destroy all printed materials bearing the MARK or PATENT. LICENSEE shall make no further reference to the MARK or PATENT in connection with LICENSEE's business or advertising and will, at no future time, adopt or use, without LICENSOR's prior written consent, a word or mark which is likely to be similar to or confusing with the MARK or PATENT.


           10. ROYALTY. A Royalty on total gross sales of the LICENSEE of the License and MARK shall be assessed by and paid to the LICENSOR. This agreed upon license fee is to be seven percent (7.0%) of panel sales, payable monthly. A minimum of $70,000 is to be paid over a twelve month period.




           In conjunction with the Royalty the LICENSOR has the right to inspect the books and records of LICENSEE with a reasonable time request.

           11. ADVERTISING AND PROMOTION. LICENSEE hereby agrees to maintain a minimum advertising and promotional budget to be expended over the course of a year. Due to the seasonality of the product expenditures will vary from month to month. A minimum of 3% on the first million dollars in sales; 2% on the second million dollars in sales and 1% of all sales over two million dollars must be expended during a calendar year. A minimum of $36,000 is to be paid over a twelve month period.

      Further, the LICENSOR agrees to set up a National Advertising Fund to which the LICENSEE will contribute 3% on the first million dollars in sales; 2% on the second million dollars in sales and 1/2% of all sales over two million dollars. Said fees are to be paid quarterly and are waived for the first twelve months of this agreement. A minimum of $20,000 is to be paid over a twelve month period.

           12. INSOLVENCY. This Agreement shall be in default in the event of any act of insolvency or bankruptcy by LICENSEE or if LICENSEE makes any assignment for the benefit of creditors, or upon the appointment of any receiver or trustee to take possession of the properties of LICENSEE, or upon the winding-up sale, consolidation, merger or any sequestration by governmental authority of LICENSEE.

           13. NO ASSIGNMENT, SUB-CONTRACT OR SUB-LICENSE BY LICENSEE. This License and all rights and duties hereunder are personal to LICENSEE and shall not, without the written consent of LICENSOR be assigned, mortgaged, sub-licensed or otherwise encumbered or transferred by LICENSEE or by operation of law unless LICENSEE sublicensed to companies owned by the LICENSEE seventy-five (75%) percent or more. LICENSEE shall not be permitted to license any other person or entity to use the MARK or PATENT unless at least seventy-five (75%) percent owned by LICENSEE. Should LICENSEE assign, mortgage, sub-license, encumber, or transfer this Agreement, LICENSOR shall be in default of this Agreement.

           14. INDEMNIFICATION. LICENSEE hereby indemnifies to hold LICENSOR harmless against any claims, suits, damages, costs r attorney's fees brought against or incurred by LICENSOR rising out of any acts or omissions by LICENSEE which are unjustifiably attributed to LICENSOR as a result of LICENSE's use of the MARK or PATENT.







             15. ENTIRE AGREEMENT. This agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations made by and between such parties.

             16. AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

             17. BINDING EFFECT. All of the terms and provisions of this agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

             18. NOTICES. All notices, requests, consents and other communications required or permitted under this agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, or mailed (airmail or international) by registered or certified mail (postage prepaid), return receipt requested, addressed to the address on the signature page hereof or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date received if by telegraph, (c) on the date of transmission with confirmed answer back if by telex, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

             19. HEADINGS. The headings contained in this agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

             20. SEVERABILITY. If any part of this agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.





            21. WAIVER. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.


            22. SPECIFIC PERFORMANCE. Each of the parties acknowledges that the parties will be irreparably damaged (and damages,at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this agreement, the other party shall be entitled to an injunction restraining such breach, without being required to show any actual damage or irreparable harm or to post any bond or other security, and to a decree for specific performance of the provisions of this agreement. The right to an injunction and specific performance shall be in addition to all other rights or remedies.


            23. JURISDICTION AND VENUE. Without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County; (b) consents to the jurisdiction of such court in any suit, action, or proceeding;
       (c) waives any objection which it may have to the laying of venue of such suit, action or proceeding in such court.

            24. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs and all expenses even if not taxable as court costs (including without limitation all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

            25.  REMEDIES CUMULATIVE.  No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

            26. CONSTRUCTION. This Agreement shall be construed as the joint and equal work product of the parties hereto. No third party is intended as a third party beneficiary hereof. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of Florida without regard to principles of conflicts of laws.

            IN WITNESS WHEREOF, the parties have caused this, Agreement to be duly executed as of the day and year indicated below.

                                        CLEARSHIELD, INC.,
                                        a Florida corporation
                                        P.O. Box 31268
                                        Palm Beach Gardens, FL  33420

       /s/Connie Worthington
                                        by:/s/ Gregory Kostrzecha
       /s/J. Courtright Sr.                Gregory Kostrzecha, President
                                           Dated 3-10-95



                                        CLEARSHIELD MANUFACTURING CORP.,
                                        a Florida corporation
                                        4900 Dyer Blvd.
                                        Riviera Beach, FL  33407

       /s/Patrick Sullivan
                                        by:/s/ Darrell Peterson
       /s/J. Courtright Sr.                Darrell L. Peterson,
                                           President
                                           Dated:3-10-95